Exhibit 10.2

JER INVESTORS TRUST INC.

NONQUALIFIED STOCK OPTION AND INCENTIVE AWARD PLAN

(MANAGER ONLY)

Adopted on May 30, 2007

i

JER INVESTORS TRUST INC.

NONQUALIFIED STOCK OPTION AND INCENTIVE AWARD PLAN

(MANAGER ONLY)

SECTION 1

PURPOSE OF PLAN; DEFINITIONS

1.1 Purpose. The purpose of the Manager Plan is to compensate the Manager for its successful efforts in raising capital for the Company and to provide performance-based compensation in order to provide incentive to the Manager to enhance the value of the Company’s Stock and to benefit the Company’s stockholders by encouraging high levels of performance by Persons whose performance is a key element in achieving the Company’s continued success.

1.2 Definitions. To the extent not defined herein, all capitalized terms shall have the meaning ascribed in the JER Investors Trust Nonqualified Stock Option and Incentive Award Plan (the “Non-Manager Plan”).

SECTION 2

ADMINISTRATION

2.1 Administration. This JER Investors Trust Nonqualified Stock Option and Incentive Award Plan (Managers Only) (the “Manager Plan”) shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act, by the Board or, at the Board’s sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board.

2.2 Duties and Powers of the Committee. The Committee shall have the power and authority to grant Awards to the Participants pursuant to the terms of the Manager Plan, and, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Manager Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Manager Plan and any Award issued under the Manager Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Manager Plan.

In particular, the Committee shall have the authority to determine, in a manner consistent with the terms of the Manager Plan:

(a) subject to Section 3 hereof, the number of shares of Stock to be covered by and the vesting schedule of each Stock Option granted hereunder;

(b) the terms and conditions of any Award granted hereunder, including the waiver or modification of any such terms or conditions, consistent with the provisions of the Manager Plan (including, but not limited to, Section 8 hereof); and

(c) the terms and conditions which shall govern all the Award Agreements, including the waiver or modification of any such terms or conditions.

2.3 Majority Rule. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

2.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee may receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities that members of the Committee or Board may incur in connection with the administration of this Manager Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Board, the Company and any officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Manager Plan or any Award, and all members of the Committee and Board shall be fully protected and indemnified to the fullest extent permitted by law, by the Company, in respect of any such action, determination or interpretation.

SECTION 3

STOCK SUBJECT TO PLAN

3.1 Number and Source of Shares. Unless the Plan is subsequently amended, the number of shares of Stock reserved and available for issuance at any time under the Manager Plan shall be limited to the number of shares of Stock reserved and available for issuance under the Non-Manager Plan. The Stock which may be issued pursuant to an Award under the Manager Plan may be treasury Stock, authorized but unissued Stock, or Stock acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Manager Plan. Awards may consist of any combination of such Stock, or, at the election of the Company, cash.

3.2 Unrealized Awards. Subject to the limitations set forth in the last sentence of Section 3.1 hereof, if any shares of Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires with or without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for grants under the Manager Plan. In addition, if any shares of Stock are tendered in payment or satisfaction of the exercise price of any Award or the withholding obligation with respect to any Award, such shares of Stock shall again be available for grants under the Manager Plan.

3.3 Adjustment of Awards. Upon the occurrence of any event which affects the shares of Stock in such a way that an adjustment of outstanding Awards is appropriate in order to prevent the dilution or enlargement of rights under the Awards (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Committee shall make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of shares of Stock (or other securities) which may thereafter be issued in connection with such outstanding Awards and adjustments to any exercise price specified in the outstanding Awards and shall also make appropriate equitable adjustments to the number and kind of shares of Stock (or other securities) authorized by or to be granted under the Manager Plan. Such other substitutions or adjustments shall be made respecting Awards hereunder as may be determined by the Committee, in its sole discretion. In connection with any event described in this paragraph, the Committee may provide, in its discretion, for the cancellation of any outstanding Award and payment in cash or other property in exchange therefor, equal to the difference, if any, between the Fair Market Value of the Stock or other property subject to the Award, and the exercise price, if any. Unless the Committee determines otherwise, if (i) a Change in Control occurs; (ii) some or all of the outstanding Awards are not cancelled pursuant to the preceding sentence; and (iii) within the 24-month period following the Change in Control, the Company (or, if applicable, its Affiliate) terminates the services of the Manager other than for “Cause” (which term shall be defined in the Award Agreement), any then outstanding Award shall, immediately prior to such termination, become fully vested and, to the extent applicable, exercisable.

SECTION 4

ELIGIBILITY

So long as the Manager is performing services for the Company, the Manager shall be eligible for Awards under the Manager Plan. Additional Participants who are non-natural persons may be selected from time to time by the Committee, in its sole discretion, to participate in the Manager Plan and the Committee shall determine, in its sole discretion, the number of shares covered by each Award.

SECTION 5

AWARDS

Awards may include, but are not limited to, those described in this Section 5. The Committee may grant Awards singly or in combination with other Awards, as the Committee may in its sole discretion determine. Subject to the other provisions of this Manager Plan, Awards may also be granted in combination or in replacement of, or as alternatives to, grants or rights under this Manager Plan and any other employee (or director) benefit or compensation plan of the Company.

5.1 Stock Options. A Stock Option is a right to purchase a specified number of shares of Stock, at a specified price during such specified time as the Committee shall determine.

(a) A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares of Stock to be purchased; provided, however, that subsequent to the grant of any Stock Option, the Committee may, at any time before complete termination of such Stock Option, accelerate, in its discretion, the time or times at which such Stock Option may be exercised in whole or in part (without reducing the term of such Stock Option). All Award Agreements shall provide for a minimum vesting period of at least one (1) year (subject to such shorter vesting periods expressly set forth herein (i.e. upon certain Changes in Control)).

(b) Each Option, to the extent that the applicable optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the applicable Award Agreement. Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be exercisable if the optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination.

(c) [Reserved]

(d) The Committee shall determine, in its sole discretion, the exercise price of each Stock Option, which price shall be at least 100% of the Fair Market Value of the share of Stock subject to such Stock Option on the date of grant.

(e) The exercise price of a Stock Option may be paid in cash or its equivalent, by certified or bank check, by delivery of a promissory note or other instrument acceptable to the Committee, as determined by the Committee. As determined by the Committee, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Committee, or (ii) in the form of unrestricted Stock already owned by the Participant which has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Stock Option shall be exercised. No fractional shares of Stock will be issued or accepted.

5.2 Stock Appreciation Rights. A Stock Appreciation Right is a right to receive, upon surrender of the right, an amount payable in cash or shares of Stock or a combination of the foregoing under such terms and conditions as the Committee shall determine. The amount payable in cash or shares of Stock with respect to each right shall be equal in value to a percentage (up to and including 100%) of the amount by which the Fair Market Value per share of Stock on the exercise date exceeds the Fair Market Value per share of Stock on the date of grant of the Stock Appreciation Right. The applicable percentage shall be established by the Committee. The Award Agreement may state whether the purchase amount payable is to be paid wholly in cash, wholly in shares of Stock or in any combination of the foregoing; if the Award Agreement does not so state the manner of payment, the Committee shall determine such manner of payment at the time of payment. The amount payable in shares of Stock, if any, is determined with reference to the Fair Market Value per share of Stock on the date of exercise.

5.3 Restricted Stock. Restricted Stock is Stock that is issued to a Participant and is subject to such terms, conditions and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the Restricted Stock and the requirement of forfeiture of the Restricted Stock upon termination of employment or service under certain specified conditions. The Committee may provide for the lapse of any such term or condition or waive any term or condition based on such factors or criteria as the Committee may determine. Subject to the restrictions stated in this Section 5.3 and in the applicable Award Agreement, the Participant shall have, with respect to Awards of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right to receive any cash or stock dividends on such Stock. The Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

5.4 Performance Awards. Performance Awards may be granted under this Manager Plan from time to time based on such terms and conditions as the Committee deems appropriate provided that such Awards shall not be inconsistent with the terms and purposes of this Manager Plan. Performance Awards are Awards which are contingent upon the performance of all or a portion of the Company and/or its subsidiaries and/or which are contingent upon the individual performance of a Participant. Performance Awards may be in the form of performance units, performance shares and such other forms of Performance Awards as the Committee shall determine. The Committee shall determine the performance measurements and criteria for such Performance Awards, which shall be based on one or more of the following: earnings, cash flow, customer satisfaction, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, stock price, working capital, and changes between years or periods that are determined with respect to any of the above-listed performance criteria. The performance period may extend over one to five calendar years, and may overlap one another. Performance criteria may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. The formula for any such award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss, and will be based on accounting rules and related Company accounting policies and practices in effect on the date these awards are approved by the Committee. The Company may require that the stock certificates evidencing Performance Awards granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Performance Awards, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

5.5 [Reserved]

5.6 [Reserved]

5.7 Other Awards. The Committee may from time to time grant other Stock based and non Stock based Awards under the Manager Plan, including without limitation those Awards pursuant to which shares of Stock are or may in the future be acquired, Awards denominated in shares of Stock, securities convertible into shares of Stock, restricted share units, performance units, phantom securities, dividend equivalent rights, any other equity-based incentive award and cash. Other Stock-based Awards may be granted as free-standing awards or in tandem with other awards under the Manager Plan. The Committee shall determine the terms and conditions of such other Stock, Stock-based and non-Stock-based Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Manager Plan.

5.8 Prohibition on Re-Pricing. Notwithstanding anything to the contrary contained herein, without the approval of a majority of the Company’s shareholders (i) no Stock Option or Stock Appreciation Right issued hereunder may be amended to reduce the exercise price thereof below the exercise price of such Stock Option or Stock Appreciation Right on the date of grant and (ii) no Stock Option or Stock Appreciation Right may be granted in exchange for the cancellation or surrender of a Stock Option or Stock Appreciation Right having a lower exercise price.

SECTION 6

AWARD AGREEMENTS

Each Award under this Manager Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock or other securities, and such other terms and conditions applicable to the Award (and not inconsistent with this Manager Plan) as are determined by the Committee.

6.1 Terms of Award Agreements. Award Agreements shall include the following terms:

Term. The term of each Award (as determined by the Committee); provided that, no Award shall be exercisable more than ten years after the date such Award is granted;

Exercise Price. The exercise price per share of Stock purchasable under an Award (as determined by the Committee in its sole discretion at the time of grant); provided that, the exercise price shall not be less than the par value of the shares of Stock; provided, further, that Awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, shall not be less than 100% of the Fair Market Value of the share of Stock on such date; provided further, with respect to Stock Options, the exercise price shall not be less than 100% of Fair Market Value.

Exercisability. Provisions regarding the exercisability of Awards (which shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant);

Method of Exercise. Provisions describing the method of exercising Awards;

Termination of Service: Provisions describing the treatment of an Award in the event of the termination of a Participant’s service with the Company, including but not limited to, terms relating to the vesting, time for exercise, forfeiture and cancellation of an Award in such circumstances;

Rights as Stockholder: A provision that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record. Except as provided in Sections 3.3 and 5.3 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case, grants of dividend equivalents or similar rights shall not be considered to be a grant of any other stockholder right;

Nontransferability. A provision that, except as permitted by the Administrator in its sole discretion, the Participant shall not be permitted to sell, transfer, pledge or assign any Award, and all Awards shall be exercisable only by the Participant; and

Other Terms. Such other terms as are necessary and appropriate to effectuate an Award to the Participant, including but not limited to, (1) vesting provisions, (2) deferral elections, (3) any requirements for continued service with the Company, (4) any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, (5) effect on the Award of a Change in Control, (6) the right of the Company and Designees to repurchase from a Participant, and such Participant’s permitted transferees, all shares of Stock issued or issuable to such Participant in connection with an Award in the event of such Participant’s termination of service, (7) rights of first refusal granted to the Company and Designees, if any, (8) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (9) any other terms and conditions which the Committee shall deem necessary and desirable.

6.2 Replacement, Substitution, and Reloading. Award Agreements may also include provisions permitting the replacement or substitution of outstanding Awards or securities held by the Participant in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards under similar or different terms, and for the grant of reload Stock Options upon exercise of outstanding Stock Options.

SECTION 7

[RESERVED]

SECTION 8

AMENDMENT AND TERMINATION

The Board may at any time and from time-to-time alter, amend, suspend or terminate the Manager Plan in whole or in part; provided that, no amendment that requires stockholder approval in order for the Manager Plan to comply with a rule or regulation deemed applicable by the Committee shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award or Loan theretofore granted under the Manager Plan.

SECTION 9

UNFUNDED STATUS OF PLAN

The Manager Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

SECTION 10

GENERAL PROVISIONS

10.1 Securities Laws Compliance. Shares of Stock shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Nothing contained herein shall be construed to prohibit the Company from relying on any other exemption from registration to which it may be entitled under the Securities Act in connection with the issuance of shares of Stock underlying Awards in accordance with the Manager Plan.

10.2 Certificate Legends. The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares of Stock subject thereto without a view to distribution thereof. The certificates for such Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

10.3 Transfer Restrictions. All certificates for shares of Stock delivered under the Manager Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

10.4 Company Actions; No Right to Employment. Nothing contained in the Manager Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is necessary and desirable; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Manager Plan shall not confer upon any Participant any right to continued service with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the service of any of its consultants or advisors at any time.

10.5 Payment of Taxes. Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Manager Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 11

EFFECTIVE DATE OF PLAN

The Board adopted the Manager Plan on April 13, 2007, and the stockholders of the Company approved the Manager Plan on May 30, 2007. The Manager Plan became effective on May 30, 2007 (the “Effective Date”).

SECTION 12

TERM OF PLAN

No Award shall be granted pursuant to the Manager Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.